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Exhibit 11

LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                      Three Months Ended
                                                                           April 30,
                                                                  --------------------------
                                                                      2003           2002
                                                                  -----------    -----------
Net income(loss)                                                  $  (675,792)   $    98,269
                                                                  ===========    ===========
Average shares outstanding                                          8,964,449      8,913,947
Stock options & purchase plan:
  Total options & purchase plan shares                                      -        492,722
  Assumed treasury stock buyback                                            -       (173,862)
Warrants assumed converted                                                  -              -
Convertible redeemable preferred
  stock assumed converted                                                   -              -
                                                                  -----------    -----------
Number of shares used in per
  common share computation                                          8,964,449      9,232,807
                                                                  ===========    ===========

Basic net income (loss) per share of common stock                 $     (0.07)   $      0.01
                                                                  ===========    ===========
Diluted net income (loss) per share of common stock               $     (0.07)   $      0.01
                                                                  ===========    ===========